Exhibit 99.2

SECOND QUARTER 2024 EARNINGS SUPPLEMENTAL www.globalmedicalreit.com NYSE: GMRE Atrium Health – Winston - Salem, NC

Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our other filings with the SEC . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . TABLE OF CONTENTS Company Overview 3 Select Quarterly Financial Data 6 Business Summary 7 Portfolio Summary 8 Key Tenants 11 Debt and Hedging Summary 12 Total Capitalization and Equity Summary 14 Sustainability Summary 15 Condensed Consolidated Statements of Operations 16 Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Cash Flows 18 Non - GAAP Reconciliations 19 Reporting Definitions and Other Disclosures 20 Legent Hospital for Special Surgery – Plano, TX 2Q - 2024 | Earnings Supplemental 2

3 2Q - 2024 | Earnings Supplemental * See page 21 for disclosures regarding the Company’s rent coverage calculation COMPANY OVERVIEW GLOBAL MEDICAL REIT INC. (GMRE) IS A NET - LEASE MEDICAL REAL ESTATE INVESTMENT TRUST (REIT) THAT ACQUIRES HEALTHCARE FACILITIES AND LEASES THOSE FACILITIES TO PHYSICIAN GROUPS AND REGIONAL AND NATIONAL HEALTHCARE SYSTEMS. PORTFOLIO SNAPSHOT (as of June 30, 2024) Blue Sky Vision – Grand Rapids, MI Gross Investment in Real Estate (billions) $1.4 Number of Buildings 184 Number of States 34 Weighted Average Portfolio Cap Rate 7.6% % of Health System or Other Affiliated Tenants 90% Weighted Average Lease Term (years) 5.8 Leased Occupancy 96.2% Portfolio Rent Coverage* 4.6x

2Q - 2024 | Earnings Supplemental 4 Jeffrey Busch Chairman, Chief Executive Officer and President Robert Kiernan Chief Financial Officer and Treasurer Alfonzo Leon Chief Investment Officer Danica Holley Chief Operating Officer Jamie Barber General Counsel and Corporate Secretary Board of Directors Jeffrey Busch Chairman, Chief Executive Officer and President Henry Cole Lead Independent Director, Compensation Committee Chair, Audit Committee Member Paula Crowley Audit Committee Member, ESG Committee Member, Compensation Committee Member Matthew Cypher, Ph.D. ESG Committee Chair, Nominating and Corporate Governance Committee Member Ronald Marston Nominating and Corporate Governance Committee Chair, Compensation Committee Member Lori Wittman Audit Committee Chair, Nominating and Corporate Governance Committee Member, ESG Committee Member Zhang Huiqi Director INDEPENDENT DIRECTORS 71% BOARD % OF WOMEN COMPANY OVERVIEW 43% Executive Officers

COMPANY OVERVIEW

Corporate Headquarters
Global Medical REIT Inc.
7373 Wisconsin Avenue, Suite 800
Bethesda, MD 20814
Phone: 202.524.6851
www.globalmedicalreit.com

Stock Exchange
New York Stock Exchange
Ticker: GMRE

Investor Relations
Stephen Swett
Phone: 203.682.8377
Email: stephen.swett@icrinc.com

Independent Registered Public Accounting Firm
Deloitte & Touche LLP
McLean, VA

Corporate and REIT Tax Counsel
Vinson & Elkins LLP
Daniel LeBey, Corporate Partner
Christopher Mangin, REIT Tax Partner

Transfer Agent
Equiniti Trust Company
Phone: 800.468.9716

Sell-Side Analyst Coverage

Firm	*Name*
Baird	Wes Golladay
BMO	Juan Sanabria
B. Riley Securities	Bryan Maher
Colliers Securities	Barry Oxford
Compass Point	Merrill Ross
JMP Securities	Aaron Hecht
Janney	Robert Stevenson
KeyBanc	Austin Wurschmidt


Cobalt Rehabilitation Hospital
Cobalt Rehabilitation Hospital – Surprise, AZ

2Q-2024 | Earnings Supplemental 5

SELECT QUARTERLY FINANCIAL DATA

(unaudited, and in thousands, except per share and unit amounts)

As of Period End (Unless Otherwise Specified)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Market capitalization (common and OP)	$615,915	$593,521	$752,680	$608,247	$619,096
Market price per share – common	$9.08	$8.75	$11.10	$8.97	$9.13
Common shares and OP units outstanding	67,832	67,831	67,809	67,809	67,809
Preferred equity	$74,959	$74,959	$74,959	$74,959	$74,959
Common equity	$481,480	$500,011	$508,625	$536,488	$544,599
Noncontrolling interest	$21,933	$22,128	$22,230	$22,201	$21,834
Total equity	$578,372	$597,098	$605,814	$633,648	$641,392
Investment in real estate, gross	$1,415,288	$1,428,161	$1,426,969	$1,425,006	$1,431,369
Borrowings:					
Credit Facility - revolver, gross	$105,000	$98,600	$92,400	$68,400	$76,143
Credit Facility - term loan A, gross	$350,000	$350,000	$350,000	$350,000	$350,000
Credit Facility - term loan B, gross	$150,000	$150,000	$150,000	$150,000	$150,000
Notes payable, gross	$14,678	$25,735	$25,965	$57,160	$57,496
Weighted average interest rate (for quarter)	3.93%	3.90%	3.88%	3.98%	4.39%
Debt covenants:					
Leverage ratio (as defined in Credit Facility)	43.8%	44.0%	43.6%	44.2%	44.5%
Fixed charge coverage ratio for quarter (1.50x minimum)	2.82	2.87	2.76	2.76	2.80

Three Months Ended	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Rental revenue	$34,214	$35,069	$32,931	$35,487	$36,317
Interest expense	$6,992	$6,890	$6,984	$7,170	$8,468
General and administrative expenses	$4,589	$4,446	$4,220	$4,367	$4,462
Depreciation and amortization expense	$13,993	$14,084	$14,245	$14,195	$14,805
Operating expenses	$7,236	$7,384	$6,094	$7,231	$7,223
Total expenses	$32,810	$32,804	$31,543	$32,963	$34,960
(Loss) gain on sale of investment properties	$(3,383)	-	-	$2,289	$12,786
Loss on extinguishment of debt	-	-	$(868)	-	-
Net (loss) income attributable to common stockholders	$(3,147)	$794	$(840)	$3,138	$11,820
Net (loss) income per share	$(0.05)	$0.01	$(0.01)	$0.05	$0.18
Wtd. avg. basic and diluted common shares (GAAP)	65,588	65,573	65,565	65,565	65,544
FFO attributable to common stockholders and noncontrolling interest*	$13,945	$14,883	$13,307	$15,250	$14,710
FFO attributable to common stockholders and noncontrolling interest per share and unit*	$0.20	$0.21	$0.19	$0.22	$0.21
AFFO attributable to common stockholders and noncontrolling interest*	$15,713	$16,529	$15,945	$16,541	$15,868
AFFO attributable to common stockholders and noncontrolling interest per share and unit*	$0.22	$0.23	$0.23	$0.23	$0.23
Wtd. avg. common shares, OP and LTIP units	70,982	70,757	70,565	70,566	70,434

2Q-2024 | Earnings Supplemental *See page 19 for Non-GAAP reconciliations 6

2Q - 2024 | Earnings Supplemental 7 BUSINESS SUMMARY SECOND QUARTER 2024 OPERATING SUMMARY • Net loss attributable to common stockholders was $3.1 million, or $0.05 per diluted share, as compared to net income attributable to common stockholders of $11.8 million, or $0.18 per diluted share, in the comparable prior year period. The results for the second quarter of 2024 include a loss on a sale of an investment property of $3.4 million and the results for the second quarter of 2023 include a gain on sale of investment properties of $12.8 million. • Funds from Operations attributable to common stockholders and noncontrolling interest (“FFO”) of $13.9 million, or $0.20 per share and unit, as compared to $14.7 million, or $0.21 per share and unit, in the comparable prior year period. • Adjusted Funds from Operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $15.7 million, or $0.22 per share and unit, as compared to $15.9 million, or $0.23 per share and unit, in the comparable prior year period. • Total revenue decreased to $34.2 million as compared to $36.4 million in the comparable prior year period, primarily reflecting the impact of the Company’s property dispositions that were completed during 2023 and the recognition of reserves for $0.8 million of rent primarily related to our tenant, Steward Health Care (“Steward”) at our facility in Beaumont, Texas (the “Beaumont Facility”) and the related write - off of $0.1 million of deferred rent. INVESTMENT AND PORTFOLIO ACTIVITY • During the second quarter of 2024, the Company entered into a purchase agreement to acquire a 15 - property portfolio of outpatient medical real estate for an aggregate purchase price of $80.3 million to be completed in two tranches. The properties are fully occupied and leased under triple - net or absolute triple - net leases. • In July 2024, the Company completed the first of two tranches of this acquisition acquiring five properties encompassing 94,494 leasable square feet for an aggregate purchase price of $30.8 million with annualized base rent of $2.5 million. The second tranche ($49.5 million aggregate purchase price) is expected to close in the fourth quarter of 2024. • As previously disclosed, on May 6, 2024, Steward announced that it filed for Chapter 11 bankruptcy reorganization. At the time of the bankruptcy filing, Steward represented 2.8% of the Company’s annualized base rent, primarily related to its Beaumont Facility. Post - bankruptcy, the Company has received base rent payments on its leases with Steward for the months of June, July and August. • In June 2024, the Company closed on the sale of its medical facility in Mishawaka, Indiana, receiving gross proceeds of $8.1 million, resulting in a loss of $3.4 million. • In July 2024, the Company sold a medical facility located in Panama City, Florida, receiving gross proceeds of $11.0 million. This property had a net book value of approximately $8.9 million at the time of sale. • June 30, 2024, the Company’s portfolio occupancy was 96.2%. CAPITAL MARKETS AND DEBT ACTIVITY • Leverage was 43.8 % as of June 30, 2024. • As of August 5, 2024, we had unutilized borrowing capacity under the Credit Facility of $261 million. • The Company did not issue any shares of common stock under its ATM program during the second quarter of 2024 or from July 1, 2024 through August 5, 2024.

2Q - 2024 | Earnings Supplemental * See page 21 for disclosures regarding the Company’s rent coverage calculation 8 PORTFOLIO SUMMARY (as of June 30, 2024) PORTFOLIO STATISTICS TENANT COMPOSITION Texas Digestive Disease Consultants – Ft. Worth, TX Indiana Eye Clinic – Greenwood, IN Mercy Rehab Hospital – Oklahoma City, OK Gross Investment in Real Estate (in billions) $1.4 Total Buildings 184 Total Leasable Square Feet (in millions) 4.7 Total Tenants 268 Leased Occupancy 96.2% Total Annualized Base Rent (ABR) (in millions) $106.0 Portfolio Rent Coverage* 4.6x Weighted Average Cap Rate 7.6% Weighted Average Lease Term (years) 5.8 Weighted Average Rent Escalations 2.2% % of ABR Not-for-profit healthcare system 34% For-profit healthcare system 27% Other affiliated healthcare groups 29% Total 90%

2Q - 2024 | Earnings Supplemental * See page 21 for disclosures regarding the Company’s rent coverage calculation 9 PORTFOLIO SUMMARY (as of June 30, 2024) LEASE TYPE RENT COVERAGE* 1) Includes surgical hospitals, long - term acute care hospitals (LTACH) and behavioral hospitals. cCare – San Marcos, CA Hialeah Medical Plaza – Hialeah, FL % of ABR Triple-net 57% Absolute-net 36% Modified gross 5% Gross 2% Asset Type % of ABR Ratio MOB 17% 6.2x MOB/ASC 13% 4.0x Inpatient Rehab (IRF) 18% 3.9x Specialty Hospital (1) 3% 3.3x Total/Weighted Average 51% 4.6x Tenants Not Included Large/Credit Rated Tenants 32% N/A Not Reported 17% N/A

2Q - 2024 | Earnings Supplemental 10 PORTFOLIO SUMMARY (as of June 30, 2024) Mercy Rehab Hospital – Oklahoma City, OK TX 17% FL 11% OH 9% PA 7% AZ 6% IL 6% All Others 44% LOCATION BY ABR MOB 71% IRF 18% Surgical Hospital 1% Other 10% BUILDING TYPE BY ABR Multi - Speciality 35% IRF 18% Opthamology 7% Oncology 4% Gastro 5% All Others 31% SPECIALTY BY ABR Health System 32% Physician Clinic 34% Post - Acute Care 22% Physician Surgical 7% All Others 5% PROVIDER TYPE BY ABR Leasable % of Total Leasable % of Total Year # of Leases Square Feet Square Feet ABR ABR 2024 44 417,749 8.9% $7,812 7.4% 2025 53 362,247 7.7% $5,191 4.9% 2026 72 523,940 11.1% $10,364 9.8% 2027 49 473,017 10.1% $11,964 11.3% 2028 34 331,572 7.0% $8,586 8.1% 2029 40 600,359 12.8% $15,313 14.4% 2030 28 394,995 8.4% $9,894 9.3% 2031 20 347,856 7.4% $7,078 6.7% 2032 6 72,284 1.5% $2,320 2.2% 2033 17 162,354 3.5% $4,250 4.0% Thereafter 33 838,655 17.8% $23,261 21.9% Total Leased SF 396 4,525,028 96.2% $106,033 100.0% Current Vacancy 179,842 3.8% Total Leasable SF 4,704,870 100.0% Lease Expiration Schedule (ABR in thousands)

KEY TENANTS

Tenant	Description	Asset Type	% of Portfolio ABR
Lifepoint Health	LifePoint Health operates 62 community hospital campuses, more than 50 rehabilitation and behavioral health hospitals and more than 200 additional sites of care, including managed acute rehabilitation units, outpatient centers and post-acute care facilities.	IRF	7.4%
Encompass Health.	Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States, with a national footprint that includes 153 hospitals in 36 states and Puerto Rico.	IRF	7.0%
MEMORIAL HEALTH SYSTEM	MHS is the largest health system in the Parkersburg-Marietta-Vienna MSA and delivers healthcare services in southeast Ohio. MHS operates the 199-bed Marietta Memorial Hospital and two critical access hospitals, nine outpatient care centers, 26 medical staff offices, and clinical care delivery locations.	MOB	5.2%
ADVOCATEHEALTH	Based in Charlotte, North Carolina, and formed from the combination of Advocate Aurora Health and Atrium Health, Advocate serves nearly 6 million patients annually and is the fifth-largest nonprofit integrated health system in the nation. With revenues of more than $27 billion, the newly combined organization comprises more than 1,000 sites of care and 67 hospitals.	MOB	4.0%
TEAMHealth.	TeamHealth provides staffing, administrative support and management across the full continuum of care, from hospital-based practices to post-acute care and ambulatory centers.	MOB	3.1%

2Q-2024 | Earnings Supplemental 11

DEBT AND HEDGING SUMMARY

GLOBAL MEDICAL REIT

Debt Statistics	As of June 30, 2024
Total Gross Debt (in thousands)	$619,678
Fixed Rate Debt-to-Total Debt	83%
Weighted Average Interest Rate	3.89%
Weighted Average Maturity (Years)	2.5 years
Leverage Ratio	43.8%
Fixed Charge Coverage Ratio	2.82

FIXED AND FLOATING RATE DEBT


Floating
17%
Fixed
83%

Debt Detail (as of June 30, 2024)

Debt	Balance (in thousands)	Rate Type	Interest Rate	Maturity
Unsecured Credit Facility :				
Revolver	$105,000	Floating	SOFR + 1.35%(1)	8/1/2026(1)
Term Loan A	$350,000	Fixed	2.94%(2)	May-26
Term Loan B	$150,000	Fixed	4.00%(2)	February-28
Other:				
Rosedale Loan	$13,362	Fixed	3.85%	July-25
Toledo Loan	$1,316	Fixed	5.00%	July-33
Total/Weighted Average:	**$619,678**		**3.89%**	**2.5 years**

(1) Credit spread of 1.35% is based on the Company's overall leverage ratio (as defined in the credit facility agreement) being between 40% and 45% at the end of the second quarter of 2024. Pursuant to the credit facility agreement, at each reporting date the credit spread will increase or decrease based on the Company's overall leverage ratio. In addition to the credit spread we also pay 10 bps related to the transition to the secured overnight financing rate (SOFR). The revolver has two Company-controlled, six-month extension options. If the Company exercises those options, the maturity date of the revolver would be August 2027.

(2) Rates reflect the effect of the Company's interest rate swaps. See table on the next page for a detail of the Company's interest rate swaps. Consists of the fixed base rate plus a credit spread of 1.30% based on a leverage ratio of between 40% and 45% under our credit facility agreement, plus 10 bps related to the transition from LIBOR to SOFR and is calculated using 365/360 method.

2Q-2024 | Earnings Supplemental 12

2Q - 2024 | Earnings Supplemental 13 DEBT AND HEDGING SUMMARY (1) Consists of a total of ten current interest rates swaps and three forward starting interest rate swaps whereby we pay (or wil l p ay) the fixed base rate listed in the table above and receive the one - month SOFR, which is the reference rate for the outstanding loans in our credit fa cility. (2) Consists of the fixed base rate plus a credit spread of 1.30% based on a leverage ratio of between 40% and 45% under our cred it facility agreement, plus 10 bps related to the transition from LIBOR to SOFR and is calculated using 365/360 method. Citrus Valley Medical Associates – Corona, CA Notional Term Term Loan A - $350,000 Current – 8/2024 Fixed base rate: 1.50% Effective interest rate: 2.94% (2) 8/2024 – 4/2026 Fixed base rate: 1.36% Effective interest rate: 2.80% (2) Term Loan B - $150,000 Current – 2/2028 Fixed base rate: 2.54% Effective interest rate: 4.00% (2) Interest Rate Swap Detail (as of June 30, 2024) (1) Weighted Average Interest Rates

2Q - 2024 | Earnings Supplemental 14 TOTAL CAPITALIZATION AND EQUITY SUMMARY (unaudited, and in thousands, except per share data) (1) Based on the closing price of the Company’s common stock on June 28, 2024, of $9.08 per share. (2) LTIPs are issued as equity compensation to the Company’s directors and employees and, as such, have no capital value associated to them. (1) Calculated by dividing the aggregate dividends received for the trailing four quarters of $0.84 per share by the Company’s cl osi ng stock price on June 28, 2024 of $9.08 per share. Total Capitalization As of June 30, 2024 Total Gross Debt $619,678 Preferred Stock $74,959 Common Stock (1) $595,539 OP Units (2,244 units) (1) $20,376 Vested LTIP Units (2,450 units) (2) $— Total Capitalization $1,310,552 $615,915 $74,959 $619,678 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 Total Capitalization Common Stock, OP Units and LTIP Units Preferred Stock Total Debt Stock Shares Dividend Rate/Yield Liquidation Preference Optional Redemption Period Series A Cumulative Preferred Stock, $0.001 par value per share 3,105 7.50% $25 per share Began on 9/15/2022 Common Stock, $0.001 par value per share 65,588 9.25% (1) N/A N/A Equity Detail Record Date Payment Date Dividend (per share) 10/15/2023 10/31/2023 $0.46875 1/15/2024 1/31/2024 $0.46875 4/15/2024 4/30/2024 $0.46875 7/15/2024 7/31/2024 $0.46875 Total: $1.875 Preferred Dividends Record Date Payment Date Dividend (per share) 9/22/2023 10/10/2023 $0.21 12/27/2023 1/9/2024 $0.21 3/22/2024 4/9/2024 $0.21 6/21/2024 7/9/2024 $0.21 Total: $0.84 Common Dividends

2Q - 2024 | Earnings Supplemental 15 SUSTAINABILITY SUMMARY  We take climate change and the risks associated with climate change seriously — both physical and transitional . We utilized Moody’s 427 Risk Management platform to help us identify and measure the potential climate risk exposure for our properties . The analysis summarizes the climate change - related risks, groups them by onset potential, and identifies opportunities for risk mitigation .  We utilize the ENERGY STAR platform to collect and track our energy consumption data and have identified properties that are strong candidates for the ENERGY STAR certificate program . In 2022 , we earned an ENERGY STAR certification for our Select Medical facility in Omaha, Nebraska, which scored 99 , and for our Brown Clinic facility in Watertown, South Dakota, which attained a score of 84 . In addition, in 2023 , our facilities located in Dumfries, Virginia, Hialeah, Florida, and Dallas, Texas joined those in Omaha and Watertown as ENERGY STAR certificate recipients . .  We prioritize energy efficiency and sustainability when evaluating investment opportunities . We utilize utility and energy audits that are performed by third - party engineering consultants during the due diligence phase of our acquisitions . The energy consumption data that we collect is used to assess our facilities’ carbon emission levels .  We improved our overall GRESB score from 46 in 2022 to 54 for 2023 . The scores reflect activity for the previous year . Since we began receiving a GRESB Assessment score in 2021 , we have improved our score by 12 points .  In the 2023 GRESB public disclosure assessment, GMRE ranked 4 th of 10 in peer group . Fostering a resilient posture is essential to our business and we continue to explore methods to assess our climate - related risks and mitigate the impacts . For example, according to the 2023 GRESB assessment report for the risk management sector, GMRE received a score of 4 . 25 / 5 while the benchmark score was 3 . 97 / 5 . In the performance sector of the Risk Assessment, GMRE received a score of 6 . 46 / 9 while the benchmark average was 5 . 66 / 9 .  In the second quarter of 2024 we published our 2023 corporate sustainability report, which can be found at https : //www . globalmedicalreit . com/about/corporate - responsibility/ . ENVIRONMENTAL SOCIAL  Our Board continues to lead our social and governance efforts . With its diverse composition, our Board is a strong example of inclusive leadership with a composition of 43 % women . • Our commitment to employee engagement remains a high - priority, as we continue to make accommodations for health, safety, and work - life balance . With this commitment in mind, and with the compensation committee of the Board’s leadership, we conducted an employee survey that covered a comprehensive range of subjects related to our employees’ attitudes about our work culture and employee engagement . GOVERNANCE • The Board consists of a majority of independent directors and all standing Board committees are comprised of 100 % independent directors . • The Board formed a standing ESG committee that oversees the Company’s environmental, social, governance and resilience efforts . • The Company maintains comprehensive cyber - security incident prevention and response protocols which are overseen by the Audit Committee . • The Company has adopted an executive incentive compensation clawback policy . • GMRE is a member of the National Association of Corporate Directors .

2Q - 2024 | Earnings Supplemental 16 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, and in thousands, except per share amounts) 2024 2023 2024 2023 Revenue Rental revenue $34,214 $36,317 $69,283 $72,517 Other income 27 34 77 64 Total revenue 34,241 36,351 69,360 72,581 Expenses General and administrative 4,589 4,462 9,035 8,266 Operating expenses 7,236 7,223 14,619 14,759 Depreciation expense 10,127 10,468 20,240 20,962 Amortization expense 3,866 4,337 7,838 8,732 Interest expense 6,992 8,468 13,883 16,739 Preacquisition expense — 2 — 44 Total expenses 32,810 34,960 65,615 69,502 Income before (loss) gain on sale of investment properties 1,431 1,391 3,745 3,079 (Loss) gain on sale of investment properties (3,383) 12,786 (3,383) 13,271 Net (loss) income $(1,952) $14,177 $362 $16,350 Less: Preferred stock dividends (1,455) (1,455) (2,911) (2,911) Less: Net loss (income) attributable to noncontrolling interest 260 (902) 195 (947) Net (loss) income attributable to common stockholders $(3,147) $11,820 $(2,354) $12,492 Net (loss) income attributable to common stockholders per share - basic and diluted $(0.05) $0.18 $(0.04) $0.19 Weighted average shares outstanding – basic and diluted 65,588 65,544 65,580 65,534 Three Months Ended June 30, Six Months Ended June 30,

2Q - 2024 | Earnings Supplemental 17 CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, and in thousands) June 30, 2024 December 31, 2023 Assets Investment in real estate: June 30, 2023+B5:B22 Land $162,391 $164,315 Building 1,028,539 1,035,705 Site improvements 21,960 21,974 Tenant improvements 66,004 66,358 Acquired lease intangible assets 136,394 138,617 1,415,288 1,426,969 Less: accumulated depreciation and amortization (271,764) (247,503) Investment in real estate, net 1,143,524 1,179,466 Cash and cash equivalents 4,978 1,278 Restricted cash 2,840 5,446 Tenant receivables, net 8,073 6,762 Due from related parties 410 193 Escrow deposits 925 673 Deferred assets 28,360 27,132 Derivative asset 27,672 25,125 Goodwill 5,903 5,903 Other assets 18,530 15,722 Total assets $1,241,215 $1,267,700 Liabilities and Equity Liabilities: Credit Facility, net $599,032 $585,333 Notes payable, net 14,638 25,899 Accounts payable and accrued expenses 11,962 12,781 Dividends payable 16,280 16,134 Security deposits 3,973 3,688 Other liabilities 12,809 12,770 Acquired lease intangible liability, net 4,149 5,281 Total liabilities 662,843 661,886 Equity: Preferred stock ($77,625 liquidation preference) 74,959 74,959 Common stock 66 66 Additional paid-in capital 722,627 722,418 Accumulated deficit (268,885) (238,984) Accumulated other comprehensive income 27,672 25,125 Total Global Medical REIT Inc. stockholders' equity 556,439 583,584 Noncontrolling interest 21,933 22,230 Total equity 578,372 605,814 Total liabilities and equity $1,241,215 $1,267,700 As of

2Q - 2024 | Earnings Supplemental 18 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, and in thousands) 2024 2023 Operating activities Net income $362 $16,350 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 20,240 20,962 Amortization of acquired lease intangible assets 7,629 8,679 Amortization of above market leases, net 500 578 Amortization of debt issuance costs and other 1,125 1,202 Stock-based compensation expense 2,552 1,835 Capitalized preacquisition and other costs charged to expense 82 76 Reserve for uncollectible accounts, net 822 — Loss (gain) on sale of investment properties 3,383 (13,271) Other 202 121 Changes in operating assets and liabilities: Tenant receivables (2,133) 659 Deferred assets (1,265) (1,731) Other assets and liabilities (291) (224) Accounts payable and accrued expenses (272) (339) Security deposits 285 (1,248) Net cash provided by operating activities 33,221 33,649 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities — (442) Net proceeds from sale of investment properties 7,537 68,403 Escrow deposits for purchase of properties (500) — Advances made to related parties (217) (191) Capital expenditures on existing real estate investments (5,206) (2,333) Leasing Commissions (2,545) (371) Net cash (used in) provided by investing activities (931) 65,066 Financing activities Escrow deposits required by third party lenders 248 (902) Repayment of notes payable (11,287) (628) Proceeds from Credit Facility 38,500 24,600 Repayment of Credit Facility (25,900) (94,157) Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (29,846) (29,387) Dividends paid to preferred stockholders (2,911) (2,911) Net cash used in financing activities (31,196) (103,385) Net increase (decrease) in cash and cash equivalents and restricted cash 1,094 (4,670) Cash and cash equivalents and restricted cash—beginning of period 6,724 14,455 Cash and cash equivalents and restricted cash—end of period $7,818 $9,785 Six Months Ended June 30,

NON-GAAP RECONCILIATIONS

GLOBAL MEDICAL REIT

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended				
FFO and AFFO	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net (loss) income	**$(1,952)**	**$2,314**	**$551**	**$4,833**	**$14,177**
Less: Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Depreciation and amortization expense	13,969	14,024	14,211	14,161	14,774
Loss (gain) on sale of investment properties	3,383	—	—	(2,289)	(12,786)
FFO attributable to common stockholders and noncontrolling interest	**$13,945**	**$14,883**	**$13,307**	**$15,250**	**$14,710**
Loss on extinguishment of debt	—	—	868	—	—
Amortization of above market leases, net	249	251	240	234	287
Straight line deferred rental revenue	(363)	(400)	(273)	(721)	(879)
Stock-based compensation expense	1,319	1,233	1,222	1,185	1,147
Amortization of debt issuance costs and other	563	562	581	593	601
Preacquisition expense	—	—	—	—	2
AFFO attributable to common stockholders and noncontrolling interest	**$15,713**	**$16,529**	**$15,945**	**$16,541**	**$15,868**
Net (loss) income attributable to common stockholders per share – basic and diluted	**$(0.05)**	**$0.01**	**$(0.01)**	**$0.05**	**$0.18**
FFO attributable to common stockholders and noncontrolling interest per share and unit	**$0.20**	**$0.21**	**$0.19**	**$0.22**	**$0.21**
AFFO attributable to common stockholders and noncontrolling interest per share and unit	**$0.22**	**$0.23**	**$0.23**	**$0.23**	**$0.23**
Wtd Average Common Shares, OP and LTIP Units outstanding:					
Common shares	65,588	65,573	65,565	65,565	65,544
OP units	2,244	2,244	2,244	2,244	2,134
LTIP units	3,150	2,940	2,756	2,757	2,747
Wtd Average Common Shares, OP and LTIP Units Outstanding - basic and diluted	70,982	70,757	70,565	70,566	70,434

	Three Months Ended				
EBITDA*re* and Adjusted EBITDA*re*	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net (loss) income	**$(1,952)**	**$2,314**	**$551**	**$4,833**	**$14,177**
Interest expense	6,992	6,890	6,984	7,170	8,468
Depreciation and amortization expense	13,993	14,084	14,245	14,195	14,805
Loss (gain) on sale of investment properties	3,383	—	—	(2,289)	(12,786)
EBITDA*re*	**$22,416**	**$23,288**	**$21,780**	**$23,909**	**$24,664**
Loss on extinguishment of debt	—	—	868	—	—
Stock-based compensation expense	1,319	1,233	1,222	1,185	1,147
Amortization of above market leases, net	249	251	240	234	287
Preacquisition expense	—	—	—	—	2
Adjusted EBITDA*re*	**$23,984**	**$24,772**	**$24,110**	**$25,328**	**$26,100**

2Q-2024 | Earnings Supplemental *See pages 20 and 21 for definitions of FFO, AFFO, EBITDAre and Adjusted EBITDAre 19

2Q - 2024 | Earnings Supplemental 20 REPORTING DEFINITIONS AND OTHER DISCLOSURES Annualized Base Rent Annualized base rent represents monthly base rent for June 2024, multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future ( i ) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash - collected basis are not included in annualized base rent. Capitalization Rate The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“ EBITDAre ” and “Adjusted EBITDAre ”) We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable. We define Adjusted EBITDAre as EBITDAre plus loss on the extinguishment of debt, non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Funds from Operations and Adjusted Funds from Operations Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) and adjusted funds from operations attributable to common stockholders and noncontrolling interest (“AFFO”) are non - GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period - over - period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss. AFFO is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non - cash items and certain recurring and non - recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock - based compensation expense, recurring amortization of above and below market leases, recurring amortization of debt issuance costs, and other items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

2Q - 2024 | Earnings Supplemental 21 REPORTING DEFINITIONS AND OTHER DISCLOSURES Rent Coverage Ratio For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit - rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 17 % of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 17% of non - reporting tenants is Pipeline Healthcare, LLC, which (i) was sold to Heights Healthcare in October 2023 and is being operated under new management and (ii) occupies our only acute care hospital asset, which is not one of our core asset classes. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary. Other Disclosures Non - GAAP Financial Measures Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non - GAAP measures consist of EBITDAre , Adjusted EBITDAre , FFO attributable to common stockholders and noncontrolling interest and AFFO attributable to common stockholders and noncontrolling interest. A non - GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non - GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures. The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein. Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.globalmedicalreit.com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov . Certain information contained in this package, including, but not limited to, information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources. The Company has not independently verified this information and there can be no assurance that such information is accurate or complete.

INVESTOR RELATIONS globalmedicalreit.com NYSE: GMRE Stephen Swett 203.682.8377 stephen.swett@icrinc.com